Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Martin Marietta Materials, Inc. of our report dated February 21, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Martin Marietta Materials, Inc. Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
November 13, 2025